                                                                 Draft: 5/7/96


                             AMENDED AND RESTATED
                             --------------------

                         CERTIFICATE OF INCORPORATION
                         ----------------------------

                                      OF
                                      --

                              POLYMER GROUP, INC.
                              -------------------


                                  ARTICLE ONE
                                  -----------

          The name of the Corporation is POLYMER GROUP, INC.


                                  ARTICLE TWO
                                  -----------

          The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Delaware, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors.


                                 ARTICLE THREE
                                 -------------

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") either alone or with others through wholly or partially owned subsidiaries, as a partner (limited or general) in any partnership, as a joint venturer in any joint venture, or otherwise.


                                  ARTICLE FOUR
                                  ------------

          SECTION 1. The aggregate number of shares of stock which the Corporation has authority to issue is 113,000,000, consisting of 10,000,000 shares of Series Preferred Stock, par value $.01 per share (the "Series Preferred Stock"), 100,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and 3,000,000 shares of Non-Voting Common Stock, par value $.01 per share (the "Non-Voting Common Stock"). The Common Stock and the Non-Voting Common Stock are collectively referred to herein as the "Common Securities." All of such shares shall be issued as fully paid and non-assessable shares, and the holder thereof shall not be liable for any further payments in respect thereof.

          SECTION 2. The preferences, limitations, designations and relative rights of the shares of each class and the qualifications, limitations or restrictions thereof shall be as follows:

          A.   Series Preferred Stock.
               ----------------------

          1.   Authorization; Series; Provisions.

          (a) The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article Four, to provide for the issuance of shares of the Series Preferred Stock in series, and by filing a certificate pursuant to the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          (b) The Series Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a resolution or resolutions providing for the issuance of such series, adopted by the Board of Directors as hereinafter provided.

          (c) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Section 2, to authorize the issuance of one or more series of Series Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issuance of such series:

          (i) the maximum number of shares to constitute such series and the distinctive designation thereof;

          (ii) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

          (iii) the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

          (iv) whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

          (v) the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Corporation;

          (vi) whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

          (vii) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

          (viii) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, Common Securities or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation;

          (ix) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up; and

          (x) any other preference and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall not be inconsistent with this Section 2.

          2. Series Identical; Rank. All shares of any one series of Series Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends, if any, thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of paragraph 1(c) hereof; and all shares of

Series Preferred Stock shall rank senior to the Common Securities both as to dividends and upon liquidation.

          3. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of stock of the Corporation ranking junior to the Series Preferred Stock upon liquidation, the holders of the shares of the Series Preferred Stock shall be entitled to receive payment at the rate fixed herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, plus (if dividends on shares of such series of Series Preferred Stock shall be cumulative) an amount equal to all dividends (whether or not earned or declared) accumulated to the date of final distribution to such holders; but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation or proceeds thereof, distributable among the holders of the shares of the Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

          4. Voting Rights. Except as shall be otherwise stated and expressed herein or in the resolution or resolutions of the Board of Directors providing for the issue of any series and except as otherwise required by the laws of the State of Delaware, the holders of shares of Series Preferred Stock shall have, with respect to such shares, no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders.

          5. Reacquired Shares. Shares of any Series Preferred Stock which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Series Preferred Stock unless otherwise provided in the resolution or resolutions of the Board of Directors.

          6. Increase/Decrease in Authorized Shares of a Series. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any such series may be increased or decreased (but not below the number of shares thereof outstanding) by resolution or resolutions of the Board of Directors. In case the number of shares of any such series of Series Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued Series Preferred Stock, undesignated as to series.

          B.   Common Securities.
               -----------------

          Except as otherwise provided in this Section 2B of Article Four or as otherwise required by applicable law, all shares of Common Stock and Non-Voting Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

          1. Voting Rights. Except as otherwise provided in this Section 2B of Article Four or as otherwise required by applicable law, holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation, and the holders of Non-Voting Common Stock shall have no right to vote on any matters to be voted on by the stockholders of the Corporation; provided that the holders of Non-Voting Common Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Non-Voting Common Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Common Stock or would otherwise be treated differently from shares of Common Stock in connection with such transaction, except that shares of Non-Voting Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Common Stock so long as (i) such non-voting securities are convertible into such voting securities on the same terms as the Non-Voting Common Stock is convertible into Common Stock and (ii) all other consideration is equal on a per share basis.

          2. Dividends. Subject to the rights of each series of the Series Preferred Stock, dividends may be declared and paid or set apart for payment upon the Common Securities out of any assets or funds of the Corporation legally available for the payment of dividends, and the holders of Common Stock and Non-Voting Common Stock shall be entitled to participate in such dividends ratably on a per share basis; provided that (i) if dividends are declared which are payable in shares of Common Stock or Non-Voting Common Stock, dividends shall be declared which are payable at the same rate on both classes of Common Securities and the dividends payable in shares of Common Stock shall be payable to holders of that class of stock and the dividends payable in shares of Non-Voting Common Stock shall be payable to holders of that class of stock and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Non-Voting Common Stock, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Non-Voting Common Stock is convertible into the Common Stock.

          3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Series Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled in accordance with Section 2A of Article Four, the terms of any outstanding Series Preferred Stock and applicable law, or an amount sufficient to pay the aggregate amount to which the holders of the Series Preferred Stock of each series shall be entitled shall have been deposited with a bank or trust company having capital, surplus and undivided profits of at least Twenty-Five Million Dollars ($25,000,000) as a trust fund for the benefit of the holders of such Series Preferred Stock, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Securities, to the exclusion of the holders of such Series Preferred Stock.

          4.   Conversion.

          4A.  Conversion of Non-Voting Common Stock.

          (i) Upon the occurrence (or the expected occurrence as described in (iii) below) of any Conversion Event, each holder of Non-Voting Common Stock shall be entitled to convert into the same number of shares of Common Stock any or all of the shares of such holder's Non-Voting Common Stock being (or expected to be) distributed, disposed of or sold in connection with such Conversion Event, subject to the provision contained in subparagraph (iv) of this Section 4A of Article Four. Each holder of Non-Voting Common Stock shall also be entitled at any time to convert into the same number of shares of Common Stock any or all of the shares of such holder's Non-Voting Common Stock pursuant to the provisions of subparagraph (iv) of this Section 4A of Article Four.

          (ii) For purposes of this Section 4A of Article Four, a "Conversion Event" shall mean (a) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof), (c) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Exchange
Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Non-Voting Common Stock being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, (d) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Exchange Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation, and (e) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the Exchange Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Corporation's Board of Directors or a committee thereof). For purpose of this
Section 4A of Article Four, "person" shall include any natural person and any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization.

          (iii) Each holder of Non-Voting Common Stock shall be entitled to convert shares of Non-Voting Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any holder of Non-Voting Common Stock to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation will not cancel the shares of Non-Voting Common Stock so converted before the tenth day following such Conversion Event and will reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Non-Voting Common Stock are converted into shares of Common Stock in connection with a Conversion Event and such shares of Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Common Stock shall be promptly converted back into the same number of shares of Non-Voting Common Stock.

          (iv) Each holder of Non-Voting Common Stock is entitled at any time to convert any or all of the shares of such holder's Non-Voting Common Stock into the same number of shares of Common Stock; provided that no holder of Non-Voting Common Stock is entitled to convert any share or shares of Non-Voting Common Stock to the extent that as a result of such conversion, such holder or its affiliates would directly or indirectly own, control or have power to vote or dispose of a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have power to vote or dispose of under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its affiliates.

          4B.  Conversion Procedure.

          (i) Unless otherwise provided in connection with a Conversion Event, each conversion of shares of Non-Voting Common Stock into shares of Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Non-Voting Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of such Non-Voting Common Stock represented by such certificate or certificates into shares of Common Stock and stating that upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote or dispose of a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have the power to vote or dispose of under any applicable law, regulation, rule or other governmental requirement (and such statement will obligate the Corporation to issue such Common Stock). Each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Non-Voting Common Stock as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (ii) Promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Common Stock issuable upon such conversion and (b) a certificate representing any Non-Voting Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

          (iii) The issuance of certificates for Common Stock upon conversion of Non-Voting Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Common Stock.

          (iv) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Non-Voting Common Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Non-Voting Common Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance).

          (v) The Corporation shall not close its books against the transfer of shares of Common Securities in any manner which would interfere with the timely conversion of any shares of Non-Voting Common Stock.

          4C. Stock Splits. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Securities, the outstanding shares of the other class of Common Securities shall be proportionately subdivided or combined in a similar manner.

          5. Amendment and Waiver. No amendment or waiver of any provision of this Section 2B of Article Four which adversely affects the holders of the Non-Voting Common Stock hereunder shall be effective without the prior approval of the holders of a majority of the then outstanding Non-Voting Common Stock voting as a separate class.

          C.   General Provisions
               ------------------

          1. Nonliquidating Events. A consolidation or merger of the Corporation with or into another corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, or any combination thereof, of all or substantially all of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article Four.

          2. No Preemptive Rights. No holder of Series Preferred Stock or Common Securities of the Corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration, or by way of dividend.


                                 ARTICLE FIVE
                                 ------------

          The Corporation is to have perpetual existence.


                                  ARTICLE SIX
                                  -----------

          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the directors need not be elected by ballot unless required by the By-laws of the Corporation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal the By-laws of the Corporation.


                                 ARTICLE SEVEN
                                 -------------

          Meetings of stockholders may be held within or without the State of Delaware, as the By-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. The Board of Directors shall from time to time decide whether and to what extent and at what times and under what conditions and requirements the accounts and books of the Corporation, or any of them, except the stock book, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any books or documents of the Corporation except as conferred by the laws of the State of Delaware or as authorized by the Board of Directors.


                                 ARTICLE EIGHT
                                 -------------

          Subject to the rights of the holders of any series of Preferred Stock, from and after the date on which the Common Stock of the Corporation is registered pursuant to the Securities Exchange Act of 1934, as amended, (A) any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected in lieu thereof by any consent in writing by such stockholders, and (B) special meetings of stockholders of the Corporation may be called only by the chairman of the board, the president or the Board of Directors pursuant to a resolution adopted by the affirmative vote of at least two members then in office.


                                 ARTICLE NINE
                                 ------------

          (a) The number of directors which shall constitute the whole board shall be such as from time to time shall be fixed by resolution adopted by affirmative vote of a majority of the Board of Directors except that such number shall not be less than one (1) nor more than fifteen (15), the exact number to be determined by resolution adopted by affirmative vote of a majority of the Board of Directors. The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Membership in such classes shall be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the annual election of directors by the stockholders of the Corporation in 1997, the term of office of the initial Class II directors shall expire at the annual election of directors by the stockholders of the Corporation in 1998, and the term of office of the initial Class III directors shall expire at the annual election of directors by the stockholders of the Corporation in 1999, or thereafter when their respective successors in each case are elected by the stockholders and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office for cause. At each succeeding annual election of directors by the stockholders of the Corporation beginning in 1997, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual election of directors by the stockholders of the Corporation, or thereafter when their respective successors in each case are elected by the stockholders and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

          Vacancies and newly created directorships resulting from any increase in the number of directors may be filled only by the affirmative vote of the majority of the Board of Directors then in office, although less than quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filing of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section
(a) of Article NINE unless expressly provided by such terms.

          Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, no director may be removed from office without cause.

          (b) Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' power to manage the business and affairs of the Corporation; and no by-law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.


                                  ARTICLE TEN
                                  -----------

          ARTICLE EIGHT, ARTICLE NINE and this ARTICLE TEN of this Restated Certificate of Incorporation and Sections 2 and 11 of

Article II, Sections 2, 3, 4 and 5 of Article III and Article V of the By-laws of the Corporation shall not be altered, amended or repealed by, and no provision inconsistent therewith shall be adopted by, the stockholders without the affirmative vote of the holders of at least 80% of the Common Stock, voting together as a single class.


                                ARTICLE ELEVEN
                                --------------

          (a) To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

          (b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                ARTICLE TWELVE
                                --------------

          The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.


                               ARTICLE THIRTEEN
                               ----------------

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.